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                                                                    Exhibit 99.1

[LOGO]                                                                   [LOGO]

                       13700 Reptron Blvd. . Tampa, FL 33626-3046 . 813.854.2351

Contact: Paul J. Plante
         President and Chief Operating Officer
         (813) 854-2351
         pplante@reptron.com

    REPTRON ELECTRONICS, INC. ANNOUNCES CLOSING OF DISTRIBUTION DIVISION SALE

Tampa, Florida, June 13, 2003 -- Reptron Electronics, Inc. (Nasdaq: REPT), an electronic manufacturing supply chain services company, today reported the closing of a previously-announced agreement to sell its electronic components distribution division to Jaco Electronics, Inc. (Nasdaq: JACO)

"This closing culminates a significant element of our strategy to restore profitable operating results for Reptron Electronics, Inc." said Paul Plante, Reptron's President and Chief Operating Officer. "With the successful completion of this transaction, Reptron will now be able to provide a renewed focus on our core businesses in the electronics manufacturing services, memory module and display business sectors."

The former Reptron distribution division recorded net sales of $109 million in 2002, or about 34% of Reptron's total net sales. The division recorded an operating loss of $17.3 million in 2002, approximately 95% of the Reptron's total operating loss. Reptron Electronics, Inc. will continue to operate its Reptron Manufacturing Services, Reptron Memory Module and Reptron Display & Systems Integration divisions. These business units collectively recorded 2002 net sales of $211 million and incurred a 2002 operating loss of $932,000.

                                     -more-

About Reptron

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Reptron Electronics, Inc. is a leading electronics manufacturing supply chain services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of
1995:
Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the Company's industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "appears," and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not cautioned not to place undue reliance on these forward-looking statements.

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